SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

June 1, 2001
Date of Report (Date of earliest event reported)

PHARMCHEM, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	0-19371	77-0187280
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4600 Beach Street, Haltom City, Texas	76137

(Address of principal executive offices)	(Zip Code)

(817) 215-8800
(Registrant’s telephone number)

ITEM 5. OTHER EVENTS.
SIGNATURES

ITEM 5. OTHER EVENTS.

      Election of Member of Board of Directors

      On June 1, 2001, the Board of Directors of PharmChem, Inc., a Delaware corporation (the “Company”), elected Stephen Schorr to the Company’s Board of Directors to hold office until the next annual meeting of the Company’s stockholders. Mr. Schorr was also appointed to serve as a member and the chair of the Company’s Audit Committee.

      Stephen Schorr has been a Partner in Tatum CFO Partners, LLP, a national firm of career chief financial officers providing services to growth companies, since March, 2000. Mr. Schorr was General Manager, West Coast Operations of the Hain Food Group from 1997 to 1999 and was Chief Financial Officer of Westbrae Natural, Inc., a specialty food distributor and processor from 1988 to 1997. From 1982 to 1988, Mr. Schorr served as Corporate Controller and Chief Financial Officer of Linear Corporation, a consumer electronics manufacturer.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHARMCHEM, INC.

Dated: June 1, 2001	By:	/s/ David A. Lattanzio
David A. Lattanzio Chief Financial Officer and Vice President, Finance and Administration (Principal Financial and Accounting Officer)